Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Investor Relations

(713) 849-9911

IR@flotekind.com

Flotek Industries Announces Select, Preliminary Fourth Quarter Financial

Results, Year-End Earnings Release and Conference Call Schedule and

Additional Corporate Presentations

HOUSTON, January 6, 2015 /PRNewswire/ — Flotek Industries, Inc. (NYSE: FTK - News) this morning announced preliminary, select financial results for the quarter ended December 31, 2014 and the Company’s schedule for its fourth quarter and year-end earnings release and conference call. The Company also announced additional upcoming corporate presentations.

Fourth Quarter Preliminary, Select Financial Results

While still finalizing financial results for the quarter ended December 31, 2014, Flotek believes that revenue in the fourth quarter will exceed $122 million, a record for the Company. In addition, the Company expects Energy Chemical Technologies revenues for the quarter to exceed $74 million and quarterly Drilling Technologies revenues to be greater than $31 million.

“The record performance by Flotek is clear indication of the importance of value-added products and services in all phases of the energy price cycle as well as the opportunities created by the focus and effort of the entire Flotek team, especially given the tumult created by the swoon in energy prices and softening oilfield activity, concerns over year-end spending and the impact of the November and December holidays,” said John Chisholm, Chairman, President and Chief Executive Officer of Flotek. “We remain especially pleased with the strength in Energy Chemical Technologies revenues, where sequential growth should exceed 10% and year-over-year growth should be at least 30%. The introduction of FracMaxTM – our patent-pending, proprietary software application that provides conclusive, empirical evidence of the efficacy of our Complex nano-Fluid® completion chemistries – has significantly increased interest in CnF® chemistries over the last several months. We expect that momentum to continue as we introduce new applications and greater reach of our FracMax analytical package in the coming weeks.”

Enterprise-wide gross margins should exceed 40% for the quarter ended December 31, 2014, an increase from the third quarter as Company initial initiatives to improve logistics as well as product mix provided incremental benefits.

“Continued activity acceleration in the fourth quarter was ahead of our expectations across energy operating segments,” added Chisholm. “While we are aware of concerns over weak commodity prices, our chemistry prospect book remains as robust as it has been in recent memory and, through the use of FracMax, our validation calendar remains strong. In addition, we continue to gain traction with our new Stemulator® technology, which should provide additional revenue opportunities into 2015. Moreover, the commercial testing of our horizontal “measurement while drilling” tool, TelePulse™ (a member of the TeledriftTM family), has progressed, and we expect initial commercial rentals in the coming months.”

“While we continue to watch unprecedented energy commodity price volatility vigilantly and understand we are not immune from the impact such weakness has on our commercial activity, we also believe that the ability to make better, more productive wells in a time of price weakness is more important than ever, and our data empirically prove that using CnF in completions provides ubiquitous improvement in well productivity,” concluded Chisholm.

During the quarter Flotek repurchased 621,726 shares of its common stock at an average price of $16.74 per share for an aggregate total of approximately $10.4 million. The repurchase was made pursuant to a $25 million share repurchase program authorized by the Company’s Board of Directors in November, 2012.

As of December 31, 2014, the Company’s balance on its revolving line of credit was $8.5 million.

“From a balance sheet perspective, we continue to generate significant cash and, even with our meaningful repurchase program, remain well positioned to prudently allocate capital as opportunities arise,” said Chisholm. “We continue to be disciplined in our approach to reinvesting capital, looking for opportunities that will continue our commitment to strategic investments that stand in support of Flotek’s goals of remaining an energy technology leader as well as adding value for our shareholders. We will continue to consider all opportunities that we believe create durable value across the pricing cycle.”

Fourth Quarter and Full-Year, 2014 Earnings Release and Conference Call Schedule

Flotek will host a conference call on Thursday, January 29, 2015 at 7:30 a.m. Central Standard Time to discuss its financial and operating results for the three- and twelve-months ended December 31, 2014. Flotek intends to provide dial-in information through a press release on January 28, 2015.

Flotek plans to file its 10-K after the market close on Wednesday, January 28, 2015. In addition, the Company will provide additional details regarding operating results in a press release after the market close on January 28, 2015

Investor and Analyst Winter Meeting – Florida

Flotek will host investors and analysts at its annual Florida investor days on February 2, 2014. The meeting will consist of presentation by business unit leaders as well as a tour of the Company’s Florida Chemical processing, manufacturing and research facilities in central Florida.

For more information, please email ir@flotekind.com.

Presentation at Independent Petroleum Association of America – Oil and Gas Investment Symposium—Florida

Flotek will make a presentation at the IPAA Florida Oil and Gas Investment Symposium on Tuesday, February 3, 2015. John Chisholm, Chairman, President and Chief Executive Officer of Flotek, will present to conference attendees.

The presentation will be webcast live and can be accessed from Flotek’s website, www.flotekind.com. The presentation slides will be available on the Flotek website coincident with the conference presentation.

About Flotek Industries, Inc.

Flotek is a global developer and distributor of a portfolio of innovative oilfield technologies, including specialty chemicals and down-hole drilling and production equipment. It serves major and independent companies in the domestic and international oilfield service industry. Flotek Industries, Inc. is a publicly traded company headquartered in Houston, Texas, and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.”

For additional information, please visit Flotek’s web site at www.flotekind.com.

Forward-Looking Statements

Certain statements set forth in this Press Release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Press Release.

Although forward-looking statements in this Press Release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, demand for oil and natural gas drilling services in the areas and markets in which the Company operates, competition, obsolescence of products and services, the Company’s ability to obtain financing to support its operations, environmental and other casualty risks, and the impact of government regulation.

Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filings on Form 10-K (including without limitation in the “Risk Factors” Section), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Press Release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Press Release.